Exhibit 99.1

The Glimpse Group Reports Fiscal Year 2025 Financial Results

Revenue Growth, Essentially Breakeven Cashflow, AI-Centric DoW Contracts and Strategic Plan To Unlock Significant Value

NEW YORK, NY, September 30, 2025 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR), a diversified Immersive Technology platform company providing enterprise-focused Immersive Technology, Spatial Computing and Artificial Intelligence (“AI”) driven software and services, announced financial results for its fiscal year 2025, ended June 30, 2025 (“FY ‘25”).

Business Commentary by President & CEO Lyron Bentovim

Financial Summary:

●	FY ‘25 revenue of approximately $10.5 million, an increase of approximately 20% compared to FY ‘24 revenue of approximately $8.8 million. The increase was primarily driven by an increase in SpatialCore revenues and despite the divestiture of non-core entities.

●	Q4 FY ‘25 (April – June ‘25) revenue of approximately $3.5 million, an approximate 105% increase compared to Q4 FY ‘24 revenue of approximately $1.7 million, and an approximate 150% increase compared to Q3 FY ‘25 (Jan-March ‘25) revenue of approximately $1.4 million.

●	Gross Margin for FY ‘25 was approximately 67.5%, on par with 67% for FY ‘24. We expect our Gross Margins to remain in the 65-75% range, due to a larger portion of revenue coming from SpatialCore and software license sales.

●	We were essentially cash breakeven for the fiscal year, marking an extraordinary turnaround. Net Operating Cash loss in FY ‘25 was approximately -$0.27 million, compared to a Net Operating Cash loss of approximately -$5.2 million for FY ‘24, reflecting our significant reorganization efforts, cost reductions, revenue growth and maintenance of high gross margins.

●	The Company’s cash and equivalent position as of June 30, 2025 was approximately $6.85 million, with an additional $0.85 million in accounts receivable.

●	We continue to maintain a clean capital structure with no debt, no convertible debt and no preferred equity.

●	We expect FY ‘26 revenue to exceed FY ‘25. However, given the nature of Brightline’s DoW-driven contracts (see below), revenue recognition timing and potential U.S. Government budget delays, the per quarter revenue in FY ‘26 is expected to be quite choppy with significant movement from quarter to quarter. We expect Q1 FY ‘26 to be significantly lower than Q4 FY ‘25 and revenues to grow sequentially in the following quarters.

●	For the full details of our financial results, please refer to our 10K filed on 9/30/25.

Strategic Review and Update:

●	FY ‘25 was a remarkable year for Glimpse with many achievements: return to revenue growth, achievement of annual cash flow neutrality for the first time in the Company’s history, significant Tier-1 customer wins, divestiture of non-core assets, key technology developments centered around integrating AI into our Immersive products and the filing of 7 new patents primarily focused on the integration of AI with immersive technologies.

●

Our Immersive tech companies achieved major milestones during the FY, including Department of War (“DoW”) contracts, NIH grant with partnership with leading universities, large follow-on contracts with existing and new customers across industries and AI-driven Immersive software licenses.

●	Underlying all of these and primarily driving our growth going forward, is our entity Brightline Interactive (“BLI”):

	○	As a quick reminder, BLI, through its product SpatialCore, provides advanced Spatial Computing, AI-driven, operational simulation middleware software and solutions to the DoW and Big Data driven enterprises.

	○	Spatial Core sits at the intersection of: Spatial Computing, Immersive technologies, AI, Cloud and Geospatial Data. We view it as an operating system for computing, processing and visualizing information in three-dimensional space on the cloud.

	○	BLI specializes in creating AI supported workflows on top of dynamic, synthetic environments (digital twins, robotics, drones, autonomous) that integrate multimodal and real time data to accelerate decision-making, enhance mission readiness, and expand human and machine training capabilities.

●	SpatialCore is at the cutting-edge of technology, but it is not “science fiction”. It is based on BLI’s established 15-years of technological development, deep knowledge base and rooted in proven, paid for contracts with major entities with high operational and executional requirements.

●	In FY ‘25 alone, BLI achieved several critical milestones, including:

	○	Successfully executed and delivered the development of a unified synthetic training ecosystem for a major DoW entity ($4+ million initial contract). The system enables soldiers to train, plan, and execute missions in a fully virtualized environment, providing interfaces for collaboration, and digital twin integration and functionality.

	○	Entered into a $2+ million SpatialCore contract with another DoW entity as the direct prime to be delivered over the next 12 months. While we can’t go into any additional details just yet, it has similar AI and Deep Tech characteristics as other SpatialCore contracts.

	○	Successfully delivered first full-motion Immersive Simulator to the U.S. Navy (mid six figure dollar initial contract), providing the U.S. Navy with advanced simulation capabilities that bridge the gap between the real and virtual worlds. This state-of-the-art system incorporates spatial computing elements to enable high-level, cost-effective simulations, ensuring that military personnel can train in realistic and immersive environments.

	○	Delivered an advanced immersive simulation to a large government services integrator (“GSI”). BLI was able to create a sophisticated spatial simulation in record time, setting what we believe has the potential to become a new industry standard. This initial simulation project was developed with the goal of allowing the GSI to gather simulation needs from others to then add to this build, or for further deployment, in a cost effective and scalable manner.

	○	Entered into a Cooperative Research And Development Agreement (CRADA) with the U.S. Army Combat Capabilities Development Command (DEVCOM), Command, Control, Communication, Computers, Cyber, Intelligence, Surveillance and Reconnaissance (C5ISR) Center. Brightline to develop, assess and improve workflows to create and augment synthetic imagery for use in training and assessing artificial intelligence (AI) and machine learning (ML) algorithms.

●	These, in addition to prior recent years’ achievements (Navy CRADA, Airforce contract for Industrial robot training, other), represent initial contracts and validation of BLI’s technology and delivery capabilities. All of these have the potential to expand into multi-million and multi-year follow-on contracts, leading to – eventually – possible inclusion in Programs of Record, which are exceptionally large, long-term DoW contracts.

●	In addition, BLI has a robust pipeline of new potential customers – both in the DoW space and in the enterprise Big Data segment (Oil & Gas, Aviation, Tech and many others). We believe that BLI’s growth potential is immense, even if it does not immediately materialize to its fullest extent and takes time to fully develop (DoW contracting, for example, is notoriously slow and quite complex).

●	Despite all this, BLI’s intrinsic value is not reflected in Glimpse’s current valuation – not even remotely in our view. Indeed, based on our internal analysis, we believe that BLI’s public company comps in the Defense Tech/AI segment trade at VAST multiples of trailing annual revenue. Even if a significantly discounted revenue multiple was to be applied to BLI, its valuation would FAR exceed Glimpse’s current valuation.

●	BLI’s true value and potential is hidden within the Glimpse umbrella and is potentially encumbered by it. This being the case, and in light of Glimpse’s current position as a largely abandoned, illiquid Micro-cap, we have reached the conclusion that the best way to potentially maximize shareholder value for Glimpse shareholders and to increase BLI’s chances of success, is to spin-out BLI.

●	IF successful, BLI will become an independent publicly traded company - a PURE PLAY, standalone, well capitalized, Spatial Computing, AI Driven, Cloud Operational Simulation Middleware provider to the DoW and Big Data driven enterprises.

●	While the final methodology has not been determined yet and success is not guaranteed, our Board of Directors has approved the strategy and general process, which we expect to play out in the coming months.

●	As part of the process, the plan is for Glimpse shareholders to be issued shares in the spun-out BLI public entity as a distribution.

●	In parallel, current Glimpse shareholders will maintain their holdings in Glimpse, which we believe could have considerable and attractive going-forward alternatives to pursue as a clean, healthy, Nasdaq listed technology company.

●	We have many options to try and unlock shareholder value, which we are determined to do. We intend to aggressively pursue these options in the coming months, all the while keeping a sharp focus on our existing businesses and continuing to drive their growth. During this period, we may need to minimize public communications.

Fiscal Year 2025 Conference Call and Webcast

Date: September 30, 2025

Time: 8:30 a.m. Eastern time

USA Dial In: 888-506-0062

International: 973-528-0011

Participant Access Code: 934832

Webcast: https://www.webcaster5.com/Webcast/Page/2934/53012

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the webcast will be available through Wednesday, September, 2026. A replay of the teleconference will be available through Tuesday, October 15, 2025. To listen, please call USA: 877-481-4010 or International: 919-882-2331; Replay Passcode: 53012. A webcast will also be available on the IR section of The Glimpse Group website (ir.theglimpsegroup.com) or by clicking the webcast link above.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Immersive technology platform company, providing enterprise-focused Immersive Technology, Spatial Computing and AI driven software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release may contain certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements, if provided, are based on information available to the Company as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements, if provided, include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts, if provided, are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, any forecasts, if provided, are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

THE GLIMPSE GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2025	As of June 30, 2024
ASSETS
Cash and cash equivalents	$6,832,725	$1,848,295
Accounts receivable	840,551	723,032
Deferred costs	48,971	170,781
Notes receivable	160,600	-
Prepaid expenses and other current assets	289,810	778,181
Total current assets	8,172,657	3,520,289

Equipment and leasehold improvements, net	54,898	167,325
Right-of-use assets, net	122,094	452,808
Intangible assets, net	60,717	487,867
Goodwill	10,857,600	10,857,600
Other assets	11,100	72,714
Total assets	$19,279,066	$15,558,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$228,371	$181,668
Accrued liabilities	446,896	340,979
Deferred revenue	52,576	72,788
Lease liabilities, current portion	127,046	364,688
Contingent consideration for acquisitions, current portion	1,483,583	1,467,475
Total current liabilities	2,338,472	2,427,598

Long term liabilities
Contingent consideration for acquisitions, net of current portion	-	1,413,696
Lease liabilities, net of current portion	4,704	178,824
Total liabilities	2,343,176	4,020,118
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 21,055,506 and 18,158,217 issued and outstanding, respectively	21,056	18,158
Additional paid-in capital	82,506,758	74,559,600
Accumulated deficit	(65,591,924)	(63,039,273)
Total stockholders’ equity	16,935,890	11,538,485
Total liabilities and stockholders’ equity	$19,279,066	$15,558,603

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	June 30,
	2025	2024
Revenue
Software services	$9,996,491	$8,130,515
Software license/software as a service	503,734	673,684
Royalty income	27,700	-
Total Revenue	10,527,925	8,804,199
Cost of goods sold	3,407,946	2,941,460
Gross profit	7,119,979	5,862,739
Operating expenses:
Research and development expenses	3,494,731	5,455,612
General and administrative expenses	3,636,266	4,292,001
Sales and marketing expenses	2,201,754	2,819,668
Amortization of acquisition intangible assets	427,150	1,241,228
Goodwill impairment	-	379,038
Intangible asset impairment	-	2,563,331
Change in fair value of acquisition contingent consideration	102,412	(4,272,080)
Total operating expenses	9,862,313	12,478,798
Loss from operations before other income	(2,742,334)	(6,616,059)

Other income
Interest income	189,683	221,764
Net loss	$(2,552,651)	$(6,394,295)

Basic and diluted net loss per share	$(0.13)	$(0.38)

Weighted-average common shares outstanding for basic and diluted net loss per share	19,633,374	16,681,234

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,552,651)	$(6,394,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	508,135	1,361,628
Common stock and stock option based compensation for employees and board of directors	984,143	2,175,072
Net gain on divestiture of subsidiaries	(1,392,434)	(1,000,000)
Reserve on notes received in connection with divestiture of subsidiaries	1,500,000	1,000,000
Gain on office lease termination	(34,660)	-
Accrued non cash performance bonus fair value adjustment	-	(551,239)
Acquisition contingent consideration fair value adjustment	102,412	(4,272,080)
Impairment of intangible assets	-	2,942,369
Issuance of common stock to vendors	4,601	100,372
Adjustment to operating lease right-of-use assets and liabilities	(46,062)	(110,866)
Changes in operating assets and liabilities:
Accounts receivable	(117,519)	730,738
Deferred costs	121,810	(12,229)
Prepaid expenses and other current assets	488,371	(216,018)
Other assets	5,349	(948)
Accounts payable	46,703	(274,109)
Accrued liabilities	109,062	(294,637)
Deferred revenue	(1,034)	(393,605)
Net cash used in operating activities	(273,774)	(5,209,847)
Cash flow from investing activities:
Purchase of leasehold improvements and equipment	(42,508)	(31,548)
Payment of contingent consideration for acquisition	(1,500,000)	(1,497,894)
Cash used in investing activities	(1,542,508)	(1,529,442)
Cash flows provided by financing activities:
Proceeds from securities purchase agreement, net	6,785,552	2,968,501
Proceeds from exercise of warrants	175,760	-
Issuance of notes receivable	(189,000)	-
Notes receivable repayments	28,400	-
Net cash provided by financing activities	6,800,712	2,968,501

Net change in cash and cash equivalents	4,984,430	(3,770,788)
Cash and cash equivalents, beginning of year	1,848,295	5,619,083
Cash and cash equivalents, end of year	$6,832,725	$1,848,295

Non-cash Investing and Financing activities:

Issuance of common stock for satisfaction of contingent liability	$-	$974,646
Issuance of common stock for non cash performance bonus	$-	$490,357
Lease liabilities arising from right-of-use assets	$20,344	$-

The following table presents a reconciliation of net loss to Adjusted EBITDA loss for the years ended June 30, 2025 and 2024:

	For the Years Ended
	June 30,
	2025	2024
	(in millions)
Net loss	$(2.55)	$(6.39)
Depreciation and amortization	0.51	1.36
EBITDA loss	(2.04)	(5.03)
Stock based compensation expenses	0.99	2.28
Loss on subsidiary divestiture	0.11	-
Gain on lease termination	(0.03)	-
Change in fair value of acquisition contingent consideration	0.10	(4.27)
Intangible asset impairment	-	2.94
Change in fair value of accrued performance bonus	-	(0.55)
Adjusted EBITDA loss	$(0.87)	$(4.63)